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                                                                    EXHIBIT 23.5


                      Consent of Independent Accountants



We consent to the inclusion in the Registration Statement on Form S-3 (File No. 333-45913) of our report dated August 12, 1997, except as to the information presented in Note 7, for which the date is March 9, 1998, on our audits of the financial statements of Aerospace Metals, Inc. We also consent to the references to our firm under the caption "Experts".



                                                     Coopers & Lybrand L.L.P.
Hartford, Connecticut



March 9, 1998